____________________________
                                                                    TANNER + Co.

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                    ____________________________
                                                    675 East 500 South Suite 610
                                                     Salt Lake City, Utah  84102
                                                        Telephone (801) 532-7441
                                                              Fax (801) 532-4911

                                                      A Professional Corporation

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Bioxide Corporation


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 1, 1997, relating to the financial statements of Bioxide Corporation and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                             TANNER + Co.



Salt Lake City, Utah
October 28, 1997